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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                  FORM 8-K

                               CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)            APRIL 2, 2001


                        SUNGLASS HUT INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in its Charter)

          FLORIDA                        0-21690                 65-0667471
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(State or Other Jurisdiction      (Commission File No.)         (IRS Employer
     of Incorporation)                                       Identification No.)


255 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA                                33134
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(Address of principal executive office)                              (Zip code)



Registrant's telephone number, including area code: (305) 461-6100


                                  NOT APPLICABLE
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        (Former Names or Former Address, if Changed Since Last Report)



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ITEM 7. EXHIBITS


Exhibit No.        Description of Exhibit
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20                 Press Release dated April 2, 2001.


ITEM 9. REGULATION FD DISCLOSURE


      Luxottica Group S.p.A., an Italian corporation ("Parent"), Luxottica S.p.A., an Italian corporation and a wholly-owned subsidiary of Parent, and Shade Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Luxottica S.p.A. ("Purchaser") filed with the SEC on March 5, 2001 a Tender Offer Statement on Schedule TO ("Schedule TO") relating to the third-party tender offer by Purchaser to purchase all of the issued and outstanding shares of common stock, par value $.01 per share, of Sunglass Hut International, Inc. (the "Company"). In a press release dated April 2, 2001 (the "Press Release"), Parent announced that Purchaser completed the cash tender offer for all outstanding shares of common stock of the Company at US$11.50 per share, net to the Seller in cash. Reference is made to the Press Release, which is incorporated herein by reference for all purposes.



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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SUNGLASS HUT INTERNATIONAL, INC.



Date: April 2, 2001                      By: /s/ James N. Hauslein
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                                             Name:  James N. Hauslein
                                             Title: Chairman of the Board and
                                                    Chief Executive Officer






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